CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 10 to File No. 333-123998; Amendment No. 12 to File No. 811-21749) of CRM Mutual Fund Trust of our report dated August 26, 2008, included in the 2008 Annual Report to shareholders.

Philadelphia, Pennsylvania

October 22, 2008